AMENDMENT TO PROMISSORY NOTE

This Amendment (this “Amendment”) to the promissory note dated January 26, 2019 is by and between Verus International, Inc., a Delaware corporation (the “Company”) and Donald P. Monaco Insurance Trust (the “Holder”).

RECITALS

WHEREAS, the Company issued the Holder a promissory note dated January 26, 2018 in the original principal amount of $530,000 (the “Note”);

WHEREAS, the Maturity Date (as defined in the Note) is January 26, 2019; and

WHEREAS, the Company and the Holder desire to extend the Maturity Date of the Note until January 26, 2020.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Definition of Maturity Date. The definition of Maturity Date contained in the preamble of the Note shall be amended and restated in its entirety as follows:

“Maturity Date means the January 26, 2020.”

2. Amendment to Optional Prepayments. The following sentence shall be added to the end of paragraph 1(e) - Optional Prepayments:

“Maker shall use its best efforts to prepay the unpaid principal amount of the Note together with all accrued but unpaid interest thereon on or prior to March 31, 2019; provided, however, that the failure by Maker to prepay such amount by March 31, 2019 shall not result in an event of default pursuant to the terms of the Note.

3. Miscellaneous. Except as expressly modified by this Amendment, all terms, conditions and provisions of the Note shall continue in full force and effect as set forth therein. Each party represents and warrants to the other party that this Amendment has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement with respect to the subject matter contained herein. Each party agrees that the Note, as amended by this Amendment, constitutes the complete and exclusive statement of the agreement between the parties, and supersedes all prior proposals and understandings, oral and written, relating to the subject matter contained herein. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executive (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the date first written above.

VERUS INTERNATIONAL, INC.

By:	Anshu Bhatnagar
Title:	Chief Executive Officer

HOLDER

DONALD P. MONACO INSURANCE TRUST

By:	Donald P. Monaco
Title:	Trustee